Exhibit 99.1

IDENTIVE GROUP ANNOUNCES FOURTH QUARTER 2009

AND YEAR END RESULTS

SANTA ANA, Calif. and ISMANING, Germany, March 5, 2010 – SCM Microsystems, Inc. d.b.a. Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced final results for its 2009 fiscal fourth quarter (Q4) and year (FY).

Q4 2009 Results

On April 30, 2009, the Company completed its merger with Hirsch Electronics Corporation, and the Company’s financial results have included operating results for the Hirsch subsidiary since the date of acquisition. All figures are reported in accordance with U.S. GAAP.

Revenue in Q4 2009 was $11.9 million, in line with the estimate provided on January 21, 2010 and up 32% from $9.0 million in Q4 2008. The increase in Q4 2009 revenues was due to the inclusion of revenue from the Hirsch business unit, partially offset by lower revenues from the SCM smart card reader and digital media reader businesses.

Gross profit margin was 37% in Q4 2009, compared with 46% in the Q4 2008, as a result of a $0.8 million write-off of inventory related to terminals for the stalled German eHealth program, as the government authorities in Germany have indefinitely halted broad implementation of the project.

Operating expenses were $11.3 million in Q4 2009, up 111% from $5.4 million in Q4 2008. The increase primarily was due to the inclusion of operating expenses relating to the Hirsch business, as well as $1.3 million in transaction costs primarily related to the acquisition of Bluehill ID, which were above the estimate of $1.0 million provided on January 21, 2010. Operating loss was $(6.9) million in Q4 2009, compared with operating loss of $(1.2) million in Q4 2008.

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Loss from continuing operations in Q4 2009 was $(8.5) million, or $(0.34) per share, compared with loss from continuing operations of $(3.7) million, or $(0.23) per share in Q4 2008. Included in Q4 2009 is a $1.4 million impairment charge related to the write off of equity investments related to the Company’s investment in TranZfinity, Inc. and a related impairment charge of $0.6 million for the exclusivity fees paid to TranZfinity, which was recorded as an intangible asset in the consolidated balance sheet.

Cash and cash equivalents at the end of Q4 2009 were $4.8 million, down from $6.2 million at the end of the previous quarter.

FY 2009 Full Year Results

Total revenue was $41.3 million in FY 2009, in line with the estimate provided January 21, 2010 and up 46% compared with $28.4 million in FY 2008. The increase in FY 2009 revenues was due to the inclusion of eight months of revenue from the Hirsch business unit, partially offset by lower revenues from the SCM smart card reader and digital media reader businesses.

Gross profit margin in FY 2009 was 45% of revenue, compared to gross profit margin of 44% in FY 2008. During FY 2009, gross profit margin was positively impacted by the inclusion of sales of higher-margin Hirsch products in the second, third and fourth quarters, offset by the Q4 2009 inventory write-off described above.

Operating expenses were $32.0 million in FY 2009, up 59% compared with operating expenses of $20.1 million in FY 2008, primarily due to transaction costs and the addition of eight months of expenses for the Hirsch business in FY 2009. Operating loss was $(13.5) million in FY 2009, compared with ($7.6) million in FY 2008.

The Company reported a loss from continuing operations in FY 2009 of $(14.6) million, compared with a loss from continuing operations of $(10.5) million in FY 2008.

“The 2009 merger with Hirsch Electronics was a true transformation for SCM, moving the Company into a leadership position in the area of convergence of physical and logical access control. With the January 2010 business combination with Bluehill ID, we now have the critical components with which to begin to build the signature company in the secure ID market,” said Ayman S. Ashour, CEO and Chairman of Identive. “Our focus now is on vigorous cost reduction to bring down the inflated overhead costs of the Company and to stabilize our financial base. Going forward, we aim to capitalize on our unique position in the market with strong organic growth and continued execution of our acquisition strategy in a more economic manner that reduces the historically high transaction costs. Ultimately, the executive management and the Board are committed to completing the transformation of the company into profit driven growth that delivers value to our stakeholders.”

About Identive Group

Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology group focused on building the world’s signature company in secure identification-based technologies. Through its group of recognized brands, Identive provides leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. The organization’s growth model is based on a combination of disciplined acquisitive development and strong technology-driven organic growth from its member companies. For additional info visit: www.identive-group.com

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, the statements by Ayman S. Ashour, including statements about our focus on cost reduction to reduce our expense overhead, reducing the transaction costs of acquisitions, achieving strong organic growth, achieving profit driven growth and building the signature company in secure ID. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations, we may not become profitable and we may not be successful in our strategy of pursuing both organic and acquisitive growth. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ, including, but not limited to, our ability to successfully integrate the Bluehill ID business into ours; our ability to effect significant reductions in our expense base; we may not be able to reduce the transaction costs associated with mergers and acquisitions; our ability to grow the Company based on a strategy of providing products, components and services for the identification systems value chain; our ability to complete additional acquisitions that add to the value of our Company; our ability to complete transactions for mergers and acquisitions at a lower cost than in the past; our ability to grow market share and revenues based on participation in early stage markets for contactless products; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the identification and identity markets that we are targeting; and we may not successfully compete in the markets in which we participate or target. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports filed with the U.S. Securities and Exchange Commission.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:
United States:	Europe:

Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 44 783 8043
ddye@identive-group.com	fnestmann@identive-group.com

– FINANCIALS FOLLOW –

SCM MICROSYSTEMS, INC. d.b.a. IDENTIVE GROUP

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Revenues	$11,865	$8,985	$41,315	$28,362
Cost of revenues	7,432	4,856	22,804	15,817

Gross profit	4,433	4,129	18,511	12,545

Operating expenses:
Research and development	1,286	844	5,062	3,902
Sales and marketing	4,949	2,611	15,584	9,620
General and administrative	4,426	3,356	12,091	8,075
Impairment of intangibles	647	—	647	—
Gain on sale of assets	—	(1,455)	(1,417)	(1,455)

Total operating expenses	11,308	5,356	31,967	20,142

Income (loss) from operations	(6,875)	(1,227)	(13,456)	(7,597)
Loss and impairment on equity investments	(1,449)	(256)	(2,244)	(256)
Interest and other, net	(406)	(1,588)	(411)	(1,881)

Loss from continuing operations before income taxes	(8,730)	(3,071)	(16,111)	(9,734)
Benefit (provision) for income taxes	242	(601)	1,549	(752)

Loss from continuing operations	(8,488)	(3,672)	(14,562)	(10,486)
Gain (loss) from discontinued operations	36	(486)	226	(213)
Gain (loss) on sale of discontinued operations	41	36	157	589

Net loss	$(8,411)	$(4,122)	$(14,179)	$(10,110)

Loss per share from continuing operations:
Basic and diluted	$(0.34)	$(0.23)	$(0.66)	$(0.66)
Gain (loss) per share from discontinued operations:
Basic and diluted	$0.00	$(0.03)	$0.02	$0.02

Net loss per share:
Basic and diluted	$(0.34)	$(0.26)	$(0.64)	$(0.64)

Shares used in computing loss per share:
Basic and diluted	25,135	15,744	22,013	15,743

Note: Financial results contained in this release reflect continuing operations of the Company’s Security and Identity Products and Digital Media and Connectivity businesses only. The Company completed the sale of its Digital TV solutions business in May 2006; therefore, financial results for the Digital TV solutions business are being accounted for as discontinued operations.

SCM MICROSYSTEMS, INC. d.b.a. IDENTIVE GROUP

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,836	$20,550
Accounts receivable, net	6,739	8,665
Inventories, net	5,379	5,065
Other current assets	1,921	1,139

Total current assets	18,875	35,419

Equity investments	—	2,244
Property, equipment and other assets, net	1,719	3,168
Goodwill	21,895	—
Intangibles, net	22,082	307

Total assets	$64,571	$41,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,530	$3,555
Accrued expenses and other current liabilities	9,231	7,933

Total current liabilities	14,761	11,488
Long-term income taxes payable	456	184
Long-term liabilities to related parties	7,899	—
Deferred tax liability	3,515	1,340

Stockholders’ equity	37,940	28,126

Total liabilities and stockholders’ equity	$64,571	$41,138